Exhibit 23.2


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors of Raser Technologies, Inc.:

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 16, 2004, relating to the financial statements of Raser Technologies, Inc., and to the reference of our Firm in the Registration Statement.


/s/ TANNER + CO.

Salt Lake City, Utah
September 23, 2004